                                                                      Exhibit 21


                              LIST OF SUBSIDIARIES


                                                    State or Country
                                                    of Incorporation
                                                    ----------------
Balo-I Industrial, Inc.                              Philippines
Ecusta Australia Pty. Limited                        Australia
Ecusta Export Trading Corp.                          Barbados
Ecusta Fibres Ltd.                                   Canada
Glatfelter of Nevada, Inc.                           Nevada
Glenn-Wolfe, Inc.                                    Delaware
Mollanvick, Inc.                                     Delaware
Newtech Pulp Inc.                                    Philippines
Papcel-Kiew                                          Ukraine
Papcel-Papier und Cellulose,                         Germany
   Technologie und Handels-GmbH
Papeteries de Cascadec S.A.                          France
Papierfabrik Schoeller & Hoesch                      Germany
   Auslandsbeteiligungen GmbH
Papierfabrik Schoeller & Hoesch                      Germany
   GmbH & Co. KG
PHG Tea Leaves, Inc.                                 Delaware
PHG Verwaltungsgesellschaft mbH                      Germany
S&H Verwaltungsgesellschaft mbH                      Germany
Schoeller & Hoesch N.A., Inc.                        Delaware
Schoeller & Hoesch S.A.R.L.                          France
Spring Grove Water Company                           Pennsylvania
The Glatfelter Pulp Wood Company                     Maryland
Transwelt, Inc.                                      Pennsylvania
Unicon-Papier-und Kunststoffhandels GmbH             Germany